Exhibit 99.1

For Immediate Release	Contacts:

News Media

Lisa Marie Bongiovanni, Mattel

310-252-3524

LisaMarie.Bongiovanni@mattel.com

Sarah Allen, Mattel UK

+(44) 1628 500121

Sarah.Allen@mattel.com

Patricia Lodge, HIT Entertainment

+(44) 207 554 2566

PLodge@HITEntertainment.com

Ben Harding/Georgiana Brunner,

Apax Partners

+(44) 207 872 6401 / 6429

communications@apax.com

Securities Analysts Drew Vollero 310-252-2703 Drew.Vollero@mattel.com

Mattel Announces Acquisition of HIT Entertainment

-- Includes #1 Licensed Preschool Property in the World: Thomas & Friends® --

EL SEGUNDO, Calif., October 24, 2011 – Mattel, Inc. (NASDAQ:MAT) announced today that it has entered into an agreement to acquire HIT Entertainment for $680 million in cash from a consortium led by Apax Partners funds. HIT Entertainment owns a global portfolio of popular preschool brands, including Thomas & Friends®, Barney®, Bob the Builder®, Fireman Sam® and Angelina Ballerina®. With more than $180 million of revenues, HIT Entertainment represents one of the largest independent owners of preschool intellectual property. The purchase price equates to a multiple of about 9  1/2 times trailing earnings before interest, tax, depreciation and amortization.

“Mattel is the right home for Thomas & Friends®. This powerhouse brand is joining the ranks of such iconic brands as Barbie®, Hot Wheels®, Fisher-Price® and American Girl®,” said Robert A. Eckert, chairman and chief executive officer of Mattel. “Thomas & Friends® routinely ranks among the world’s leading preschool toys. Additionally, with more than half of the Thomas & Friends® revenue generated from non-toy products, this transaction will marry Mattel’s global marketing, distribution and brand management capabilities with HIT Entertainment’s global programming and licensing expertise to accelerate growth of the combined portfolio.”

“HIT Entertainment owns some of the most loved and trusted preschool brands in the world and under Mattel’s leadership, I look forward to seeing them grow to even greater heights,” said Jeffrey D. Dunn, president and chief executive officer of HIT Entertainment. “Mattel is a wonderful steward of brands and a great home for the outstanding properties HIT has developed and grown, including Thomas & Friends®. It is fitting that the world’s premier toy company should become the owner of the world’s premier pre-school property.”

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Irina Hemmers, a partner in the Apax Media team, commented: “We are very pleased that this strong portfolio of iconic brands will continue to flourish in the hands of Mattel. Fisher-Price already produces HIT’s toys under license so the two companies know each other well and there is considerable industrial logic in this combination. I would like to thank the employees and the management team for ensuring that HIT’s brands achieved their leading global position in the preschool character space. We wish the whole company every success for the future.”

Thomas & Friends® is the premier brand in the HIT Entertainment portfolio. Created more than 65 years ago, the brand has grown into the #1 licensed preschool property in the world, with television programming, home entertainment products, toys and other consumer products available throughout the globe.

Mattel currently markets many Thomas & Friends® toy products under a license from HIT Entertainment which extends through 2014. Mattel’s global sales of Thomas & Friends® die-cast and plastic toys are more than $150 million, and Mattel believes that this transaction will allow the company to continue to expand and grow these product lines into the foreseeable future. Another key advantage to the acquisition is that Mattel will be able to reunite two key pieces of the Thomas & Friends® toy business: plastic and die-cast toys with the wood-based business. The current wood license expires at the end of 2012, at which time Mattel expects to add that line of business to its portfolio. Historically, the sales of wood-based toys have been around half the size of the plastic and die-cast business.

The HIT Entertainment portfolio also includes a number of other highly popular preschool brands with established television broadcast and licensing relationships around the world. The acquisition does not include HIT Entertainment’s interest in the cable network station, Sprout.

Eckert went on to say, “We work in a creative business and understand the value of strong and talented leaders, teams, and people. HIT Entertainment has a great talent base with strong competencies in content production, management and licensing. The addition of the HIT Entertainment team will complement our licensing business and also augment our capabilities on the content side.”

The transaction is expected to be financed with a combination of cash and debt and is expected to close in the first quarter of 2012. The transaction is not expected to have a material impact on Mattel’s 2012 earnings, but is expected to be increasingly accretive as the benefits of owning these brands are reflected in Mattel’s results, including the addition of Thomas & Friends® wood business in 2013 and retention of Thomas & Friends® plastic and die-cast business from 2015 onwards.

The transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. RBC Capital Markets, LLC acted as financial advisor and Latham & Watkins LLP served as legal advisor to Mattel in connection with the transaction. BofA Merrill Lynch acted as financial advisor and Weil, Gotshal & Manges LLP served as legal advisor to HIT Entertainment in connection with the transaction.

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Live Webcast

In conjunction with the announcement, Mattel will webcast a Securities Analyst and Investor conference call at 11 a.m. Eastern time today. The conference call will be webcast on the “Investors & Media” section of Mattel’s corporate Web site: http://corporate.mattel.com/. To listen to the live call, log on to the Web site at least 15 minutes early to register, download and install any necessary audio software.

An archive of the webcast will be available on Mattel’s Web site for the next 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 2 p.m. Eastern time on October 24 until October 28 at midnight Eastern time and may be accessed by dialing (404) 537-3406. The passcode is 21259901.

Note to Media:

A video news release and B-roll associated with this announcement can be found at http://investor.shareholder.com/mattel/events.cfm.

About HIT Entertainment

HIT Entertainment is one of the world’s leading independent children’s entertainment producers and rights-owners. HIT’s portfolio includes properties, such as Thomas & Friends™, Barney™, Bob the Builder™, Fireman Sam™, Angelina Ballerina™, Mike the Knight™, Pingu™ and Rainbow Magic™. Launched in 1989, HIT’s lines of business span television and video production, content distribution, publishing, consumer products licensing and live events and has operations in the UK, US, Canada, Hong Kong and Japan. HIT is a part-owner of US-based preschool channel, Sprout®. For more information, visit www.hitentertainment.com.

About Apax Partners

Apax Partners is one of the world’s leading private equity investment groups. It operates across the United States, Europe and Asia and has more than 30 years of investing experience. Funds under the advice of Apax Partners total over $40 billion around the world. These Funds provide long-term equity financing to build and strengthen world-class companies. Apax Partners Funds invest in companies across its global sectors of Tech & Telecom, Retail & Consumer, Media, Healthcare and Financial & Business Services.

About Mattel

As the worldwide leader in play, the Mattel family comprises such best-selling brands as Barbie®, the most popular fashion doll ever introduced, Hot Wheels®, American Girl® and Fisher Price® brands, which includes Little People®, Power Wheels® and a wide array of entertainment-inspired toy lines. In 2011, Mattel was named as one of FORTUNE Magazine’s “100 Best Companies to Work For” for the fourth year in a row, and was also ranked among Corporate Responsibility Magazine’s “100 Best Corporate Citizens.” With worldwide headquarters in El Segundo, Calif., Mattel employs approximately 31,000 people in 43 countries and territories and sells products in more than 150 nations. At Mattel, we are “Creating the Future of Play.” Follow Mattel on www.facebook.com/mattel and www.twitter.com/mattel.

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Note: This press release contains forward-looking statements on a variety of matters, these include, without limitation, uncertainty as to whether and in what timeframe the transaction will be completed; the failure of either party to meet the closing conditions set forth in the definitive agreement; the expected benefits of the proposed transaction; Mattel’s post-transaction plans, objectives, expectations and intentions; the ability to retain key personnel both before and after the transaction closes; the extent and timing of regulatory approvals; ongoing relations between HIT Entertainment and its suppliers, customers and other parties; and costs and other issues with respect to integrating HIT Entertainment, its products and its employees into Mattel and achieving expected synergies. These forward-looking statements are based on the current beliefs, expectations and assumptions of Mattel and HIT Entertainment management with respect to future events and are subject to a number of significant risks and uncertainties. Additional factors that may cause results to differ materially from those described in the forward-looking statements are described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2011, as well as in Mattel’s other public statements. Neither Mattel nor HIT Entertainment updates forward-looking statements and expressly disclaims any obligation to do so.